Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Bankrate, Inc. of our report dated May 7, 2010 relating to the consolidated financial statements of NetQuote Holdings, Inc., which appears in Bankrate Inc.’s prospectus dated June 16, 2011 filed pursuant to Rule 424(b)(1) under the Securities Act in connection with Bankrate Inc.’s registration statement on Form S-1 (File No. 333-173550). We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ PricewaterhouseCoopers, LLP

Denver, Colorado

June 17, 2011